UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INFRAREIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	75-2952822
(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

1807 ROSS AVENUE, 4TH FLOOR DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-201106

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.01 par value per share (“common stock”), of InfraREIT, Inc. (the “Registrant”) included under the heading “Description of Our Capital Stock” contained in the prospectus forming a part of the Registrant’s Registration Statement on Form S-11 (Registration No. 333-201106), initially filed with the Securities and Exchange Commission on December 19, 2014, as amended (the “Registration Statement”), is incorporated herein by reference. In addition, the above referenced description included in any prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INFRAREIT, INC.

Date: January 28, 2015	By:	/s/ Benjamin D. Nelson
	Name:	Benjamin D. Nelson
	Title:	General Counsel

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